Exhibit 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended March 31, 2017

NEW YORK, May 08, 2017 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ:PNNT) announced today financial results for the second fiscal quarter ended March 31, 2017.

HIGHLIGHTS
Quarter ended March 31, 2017
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$1,194.5
Net assets	$646.2
Net asset value per share	$9.09

Credit Facility	$88.5
2019 Notes	$255.1
SBA debentures	$193.6
2025 Notes	$72.2

Yield on debt investments at quarter-end	11.9%

Operating Results:
Net investment income	$16.2
Net investment income per share	$0.23
Distributions declared per share	$0.18

Portfolio Activity:
Purchases of investments	$60.5
Sales and repayments of investments	$202.0

Number of new portfolio companies invested	3
Number of existing portfolio companies invested	7
Number of portfolio companies at quarter-end	56

CONFERENCE CALL AT 10:00 A.M. ET ON MAY 9, 2017

PennantPark Investment Corporation (“we,” “our,” “us” or “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, May 9, 2017 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 874-1571 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4849. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through May 23, 2017 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3262779.

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2017, our portfolio totaled $1,194.5 million and consisted of $499.9 million of senior secured debt, $387.5 million of second lien secured debt, $167.5 million of subordinated debt and $139.6 million of preferred and common equity. Our debt portfolio consisted of 83% variable-rate investments (including 81% with a floor) and 17% fixed-rate investments. As of March 31, 2017, we had one company on non-accrual, representing 0.3% and 0.3% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $54.8 million as of March 31, 2017. Our overall portfolio consisted of 56 companies with an average investment size of $21.3 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 42% in senior secured debt, 32% in second lien secured debt, 14% in subordinated debt and 12% in preferred and common equity.

As of September 30, 2016, our portfolio totaled $1,153.7 million and consisted of $397.1 million of senior secured debt, $425.4 million of second lien secured debt, $177.6 million of subordinated debt and $153.6 million of preferred and common equity. Our debt portfolio consisted of 78% variable-rate investments (including 72% with a floor) and 22% fixed-rate investments. As of September 30, 2016, we had four companies on non-accrual, representing 5.3% and 2.8% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $100.3 million as of September 30, 2016. Our overall portfolio consisted of 56 companies with an average investment size of $20.6 million, had a weighted average yield on interest bearing debt investments of 11.9% and was invested 35% in senior secured debt, 37% in second lien secured debt, 15% in subordinated debt and 13% in preferred and common equity.

For the three months ended March 31, 2017, we invested $60.5 million in three new and seven existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the three months ended March 31, 2017 totaled $202.0 million. For the six months ended March 31, 2017, we invested $289.7 million in 12 new and 14 existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the six months ended March 31, 2017 totaled $266.2 million.

For the three months ended March 31, 2016, we invested $86.5 million in two new and four existing portfolio companies with a weighted average yield on debt investments of 10.8%. Sales and repayments of investments for the three months ended March 31, 2016 totaled $92.9 million. For the six months ended March 31, 2016, we invested $216.8 million in six new and 10 existing portfolio companies with a weighted average yield on debt investments of 11.7%. Sales and repayments of investments for the six months ended March 31, 2016 totaled $201.0 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and six months ended March 31, 2017 and 2016.

Investment Income

Investment income for the three and six months ended March 31, 2017 was $33.7 million and $65.6 million, respectively, and was attributable to $15.2 million and $28.3 million from senior secured loans, $13.0 million and $25.6 million from second lien secured debt, $5.5 million and $11.7 million from subordinated debt, preferred and common equity, respectively. This compares to investment income for the three and six months ended March 31, 2016, which was $39.1 million and $74.4 million, respectively, and was attributable to $19.6 million and $32.5 million from senior secured loans, $13.8 million and $31.2 million from second lien secured debt and $5.7 million and $10.7 million from subordinated debt, preferred and common equity, respectively. The decrease in investment income compared with the same periods in the prior year was primarily due to a lower yielding portfolio.

Expenses

Net expenses for the three and six months ended March 31, 2017 totaled $17.5 million and $34.4 million, respectively. Base management fee for the same periods totaled $5.3 million (after a base management fee waiver of $1.0 million) and $10.6 million (after a base management fee waiver of $2.0 million), incentive fee totaled $3.1 million (after an incentive fee waiver of $0.6 million) and $5.9 million (after an incentive fee waiver of $1.1 million), debt related interest and expenses totaled $7.2 million and $13.9 million, general and administrative expenses totaled $1.5 million and $3.1 million and provision for taxes totaled $0.4 million and $0.9 million, respectively. This compares to expenses for the three and six months ended March 31, 2016, which totaled $18.3 million and $36.7 million, respectively. Base management fee for the same periods totaled $5.1 million (after a base management fee waiver of $1.0 million) and $10.6 million (after a base management fee waiver of $2.0 million), incentive fee totaled $4.0 million (after an incentive fee waiver of $0.7 million) and $7.2 million (after an incentive fee waiver of $1.4 million), debt related interest and expenses totaled $6.9 million and $13.7 million, general and administrative expenses totaled $1.9 million and $3.5 million and provision for taxes totaled $0.4 million and $1.7 million, respectively. The decrease in expenses compared with the same periods in the prior year was primarily due to lower incentive fees and general and administrative expenses.

Net Investment Income

Net investment income totaled $16.2 million and $31.2 million, or $0.23 and $0.44 per share, for the three and six months ended March 31, 2017, respectively. Net investment income totaled $20.8 million and $37.7 million, or $0.29 and $0.52 per share, for the three and six months ended March 31, 2016, respectively. The decrease in net investment income per share compared to the same periods in the prior year was primarily due to the repayments of higher yielding investments.

Net Realized Gains or Losses

Sales and repayments of investments for the three and six months ended March 31, 2017 totaled $202.0 million and $266.2 million, respectively, and realized losses totaled $18.7 million and $40.9 million, respectively. Sales and repayments of investments for the three and six months ended March 31, 2016 totaled $92.9 million and $201.0 million, respectively, and realized losses totaled $11.2 million and $36.6 million, respectively. The increase in realized losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three and six months ended March 31, 2017, we reported a net change in unrealized appreciation on investments of $20.2 million and $45.5 million, respectively. For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on investments of $16.0 million and $55.9 million, respectively. As of March 31, 2017 and September 30, 2016, our net unrealized depreciation on investments totaled $54.8 million and $100.3 million, respectively. The net change in unrealized appreciation (depreciation) on our investments was driven primarily by changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized depreciation (appreciation) of investments that were realized.

For the three and six months ended March 31, 2017, we reported a net change in unrealized appreciation on our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, our 4.50% notes due 2019, or 2019 Notes, and our 6.25% notes due 2025, or 2025 Notes, of $6.1 million and $0.3 million, respectively. For the three and six months ended March 31, 2016, we reported a net change in unrealized depreciation on our Credit Facility, 2019 Notes and 2025 Notes of $10.3 million and $18.0 million, respectively. The change compared with the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $11.5 million and $35.5 million, or $0.16 and $0.50 per share, for the three and six months ended March 31, 2017, respectively. This compares to a net change in net assets resulting from operations of $3.9 million and $(36.8) million, or $0.06 and $(0.51) per share, for the three and six months ended March 31, 2016, respectively. The increase in the net change in net assets from operations compared with the same periods in the prior year reflects the change in portfolio investment values during the reporting periods.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

Our annualized weighted average cost of debt for the six months ended March 31, 2017 and 2016, inclusive of the fee on the undrawn commitment on the Credit Facility, amortized upfront fees on SBA debentures and debt issuance costs, was 4.38% and 4.42%, respectively.

As of March 31, 2017 and September 30, 2016, there was $99.6 million and $50.3 million, respectively, in outstanding borrowings under the Credit Facility. The Credit Facility had a weighted average interest rate of 2.62% and 2.76%, as of March 31, 2017 and September 30, 2016, respectively, excluding the undrawn commitment fees of 0.375%. The Credit Facility is a five-year revolving facility with a stated maturity date of June 25, 2019, a one-year term-out period following its fourth year and pricing is set at 225 basis points over LIBOR. As of March 31, 2017 and September 30, 2016, we had $445.4 million and $494.7 million of unused borrowing capacity under our Credit Facility, respectively, subject to the regulatory restrictions.

As of March 31, 2017 and September 30, 2016, we had $250.0 million in aggregate principal amount of 2019 Notes outstanding, with a fixed interest rate of 4.50% per year. As of March 31, 2017 and September 30, 2016, we had $71.3 million in aggregate principal amount of 2025 Notes outstanding, with a fixed interest rate of 6.25% per year. As of March 31, 2017 and September 30, 2016, our SBIC Funds had $225.0 million in debt commitments, of which $197.5 million was drawn, respectively.

At March 31, 2017 and September 30, 2016, we had cash and cash equivalents of $66.6 million and $75.6 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $18.8 million for the six months ended March 31, 2017, and our financing activities provided cash of $9.5 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily for net borrowings under our Credit Facility.

Our operating activities provided cash of $9.9 million for the six months ended March 31, 2016, and our financing activities used cash of $26.3 million for the same period. Our operating activities provided cash from sales and repayments on our investments and our financing activities used cash primarily for our stock repurchase plan.

DISTRIBUTIONS

During the three and six months ended March 31, 2017, we declared distributions of $0.18 and $0.46 per share, respectively, for total distributions of $12.8 million and $32.7 million, respectively. For the same periods in the prior year, we declared distributions of $0.28 and $0.56 per share, respectively, for total distributions of $19.9 million and $40.0 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, common stockholders will be notified of the portion of those distributions deemed to be a return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2017 (unaudited)	September 30, 2016
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$806,381,197 and $805,189,545, respectively)	$827,414,297	$813,467,491
Non-controlled, affiliated investments (cost—$247,342,695 and $262,476,906, respectively)	242,689,039	215,192,547
Controlled, affiliated investments (cost—$195,523,633 and $186,290,695, respectively)	124,376,311	125,019,637
Total of investments (cost—$1,249,247,525 and $1,253,957,146, respectively)	1,194,479,647	1,153,679,675
Cash and cash equivalents (cost—$66,560,479 and $75,617,133, respectively)	66,565,207	75,608,113
Interest receivable	10,167,252	7,032,858
Receivable for investments sold	12,086,044	—
Prepaid expenses and other assets	2,275,115	2,615,232
Total assets	1,285,573,265	1,238,935,878
Liabilities
Distributions payable	12,790,950	19,897,034
Credit Facility payable (cost—$99,586,300 and $50,339,700, respectively)	88,491,651	39,551,187
2019 Notes payable (par—$250,000,000)	255,137,500	254,175,000
SBA debentures payable, net (par—$197,500,000)	193,579,200	193,244,534
2025 Notes payable (par—$71,250,000)	72,247,500	72,618,000
Base management fee payable, net	5,319,305	5,074,830
Performance-based incentive fee payable, net	3,060,280	2,865,444
Interest payable on debt	7,649,300	7,520,113
Accrued other expenses	1,109,912	622,880
Total liabilities	639,385,598	595,569,022
Commitments and contingencies	—	—
Net assets
Common stock, 71,060,836 shares issued and outstanding, respectively
Par value $0.001 per share and 100,000,000 shares authorized	71,061	71,061
Paid-in capital in excess of par value	819,983,676	819,983,676
Undistributed net investment income	1,640,939	3,119,380
Accumulated net realized loss on investments	(125,709,891)	(84,771,820)
Net unrealized depreciation on investments	(54,757,767)	(100,280,954)
Net unrealized depreciation on debt	4,959,649	5,245,513
Total net assets	$646,187,667	$643,366,856
Total liabilities and net assets	$1,285,573,265	$1,238,935,878
Net asset value per share	$9.09	$9.05

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Investment income:
From non-controlled, non-affiliated investments:
Interest	$24,090,316	$26,649,790	$45,962,445	$54,867,820
Other income	1,565,617	5,860,016	3,668,153	7,527,669
From non-controlled, affiliated investments:
Interest	4,440,386	3,337,000	8,666,067	5,517,576
Other income	—	—	22,500	—
From controlled, affiliated investments:
Interest	3,618,674	3,261,619	7,264,738	6,458,652
Total investment income	33,714,993	39,108,425	65,583,903	74,371,717
Expenses:
Base management fee	6,332,507	6,115,075	12,607,289	12,620,855
Performance-based incentive fee	3,643,189	4,772,473	7,017,399	8,568,255
Interest and expenses on debt	7,179,057	6,942,925	13,914,631	13,669,250
Administrative services expenses	894,000	900,500	1,788,000	1,768,000
Other general and administrative expenses	668,483	937,563	1,336,990	1,822,192
Expenses before Management Fees waiver and provision for taxes	18,717,236	19,668,536	36,664,309	38,448,552
Management Fees waiver	(1,596,111)	(1,742,008)	(3,139,950)	(3,390,262)
Provision for taxes	425,000	350,000	850,000	1,650,000
Net expenses	17,546,125	18,276,528	34,374,359	36,708,290
Net investment income	16,168,868	20,831,897	31,209,544	37,663,427
Realized and unrealized (loss) gain on investments and debt:
Net realized loss on investments	(18,742,737)	(11,210,018)	(40,938,071)	(36,584,981)
Net change in unrealized (depreciation) appreciation on:
Non-controlled, non-affiliated investments	(6,279,870)	(6,211,252)	13,356,331	(22,954,067)
Non-controlled and controlled, affiliated investments	26,429,957	(9,775,018)	32,166,856	(32,904,728)
Debt (appreciation) depreciation	(6,116,548)	10,314,028	(285,864)	17,974,803
Net change in unrealized appreciation (depreciation) on investments and debt	14,033,539	(5,672,242)	45,237,323	(37,883,992)
Net realized and unrealized (loss) gain from investments and debt	(4,709,198)	(16,882,260)	4,299,252	(74,468,973)
Net increase (decrease) in net assets resulting from operations	$11,459,670	$3,949,637	$35,508,796	$(36,805,546)
Net increase (decrease) in net assets resulting from operations per common share	$0.16	$0.06	$0.50	$(0.51)
Net investment income per common share	$0.23	$0.29	$0.44	$0.52

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market companies in the form of senior secured debt, mezzanine debt and, to a lesser extent, equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com